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                                                                    EXHIBIT 3.21


                            CERTIFICATE OF AMENDMENT
                                     of the
                          CERTIFICATE OF INCORPORATION

                                       of

                        NIKISKI ALASKA PIPELINE COMPANY

        Nikiski Alaska Pipeline Company, a corporation organized under and existing by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

        FIRST: That by the written consent of all members of the Board of Directors of Nikiski Alaska Pipeline Company dated December 31, 1978, and filed with the minutes of proceedings of said Board of Directors, the Board of Directors of said corporation duly adopted resolutions proposing and declaring advisable a certain amendment to the Certificate of Incorporation of said corporation, and directing that such amendment be submitted for consideration to the shareholder of said corporation. The resolutions of the Board of Directors setting forth the proposed amendment is as follows:

        RESOLVED, that the Board of Directors declares it advisable and proposes that Article 1. of the Certificate of Incorporation of Nikiski Alaska Pipeline Company be amended so as to read in its entirety as follows:

                "The name of the Corporation is TESORO ALASKA PIPELINE COMPANY."

        SECOND: That by the written consent of all of the shareholders of said corporation dated December 31, 1978, and filed with the minutes of proceedings of said shareholders, the shareholders unanimously
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voted in favor of said amendment.

        THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.

        IN WITNESS WHEREOF, SAID Nikiski Alaska Pipeline Company has caused this certificate to be signed by James F. Smith, its President, and attested by James
C. Reed, Jr., its Assistant Secretary, this 31st day of December, 1978.

                                             NIKISKI ALASKA PIPELINE COMPANY


                                             By: /s/ James F. Smith
                                                 ---------------------------
                                                        President


                                                 NIKISKI ALASKA PIPELINE COMPANY
                                                 CORPORATE SEAL
                                                 1975
                                                 DELAWARE
ATTEST:


By: /s/ James C. Reed, Jr.
    -----------------------
      Assistant Secretary
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                          CERTIFICATE OF INCORPORATION

                                       OF

                         NIKISKI ALASKA PIPELINE COMPANY


        1.  The name of the corporation is NIKISKI ALASKA PIPELINE COMPANY

        2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle, The name of its registered agent at such address is The Corporation Trust Company.

        3. The nature of the business or purposes to be conducted or promoted is:

        To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, including, but not limited to, the transportation as a common carrier pipeline to and for the public of oil, crude oil, fuel oil, including residual fuel oil, petroleum, petroleum products and derivatives, the storage of such products and the operation of pipeline systems.

        4. The total number of shares of stock which the corporation shall have authority' to issue is one thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).



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        5A. The name and mailing address of each incorporator is as follows:

          NAME                     MAILING ADDRESS
          ----                     ---------------

        B.A. Pennington            100 West Tenth Street
                                   Wilmington, Delaware 19801

        W.J. Reif                  100 West Tenth Street
                                   Wilmington, Delaware 19801

        R.F. Andrews               100 West Tenth Street
                                   Wilmington, Delaware 19801

        5B. The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

                NAME                    MAILING ADDRESS
                ----                    ---------------

        C.T. Wells                 915 Americana Building
                                   Houston, Texas 77002

        Herman Luffman             915 Americana Building
                                   Houston, Texas 77002

        Glenn W. Jones             915 Americana Building
                                   Houston, Texas 77002

        6. The corporation is to have perpetual existence.

        7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

        8. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the



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by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

        WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 15th day of October, 1975.


/s/ B.A. Pennington
-------------------

/s/ W.J. Reif
-------------------

/s/ R.F. Andrews
-------------------


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